Exhibit 10.7

SECURED PROMISSORY NOTE

Missoula, Montana

$450,000.00	Dated: November 9, 2016

FOR VALUE RECEIVED, the undersigned, 4B’s Holdings, Inc., a Delaware corporation (“Borrower”), promises to pay to Robert E. Wheaton and Suzanne H. Wheaton, husband and wife, or its assignee (“Lender”), the principal sum of Four Hundred Fifty Thousand Dollars ($450,000.00) together with interest at the rate set forth in section 1 below, due and payable in accordance with Section 2 below.

1.

INTEREST. The unpaid principal amount of this Note shall accrue interest annually at a rate of eleven and half percent (11.5%) per annum. Calculations of interest shall be based upon the actual number of days elapsed over a year deemed to consist of three hundred sixty-five (365) days. The Borrower will pay the Lender $3,000.00 in loan costs.

2.

PAYMENT OF PRINCIPAL AND INTEREST. The Borrower shall make monthly payments of principal and interest in the amount of Fourteen Thousand Eight Hundred Thirty-nine Dollars and 20/100 ($14,839.20) per month payable on the ninth day of each month, commencing December 9, 2016 and continuing to be due and payable on the ninth day of each month until November 9, 2019 at which time all unpaid principal together with all accrued and unpaid interest shall be due and payable in full, as further set forth in the amortization table attached hereto as Exhibit "A". All payments hereunder shall be made to Lender at the address below, or at such other place as the holder may designate.

3.

DEFAULT. This Note and the entire principal amount and any accrued and unpaid interest thereon may, at the option of the Lender, be declared immediately due and payable if the Borrower shall fail to pay by the due date any payment of principal or interest due after ten (10) days written notice by Lender to Borrower.

4.

SECURITY. This Note is secured by the Second Mortgage encumbering the real property and improvements located at 1533 US Highway 49, Magee, MS (the "Property"). The Lender will be entitled to the benefits of the security provided by the Second Mortgage and will have the right to enforce the covenants and agreements of Borrower contained in the Second Mortgage. This Note is also guaranteed by Star Buffet, Inc. and JB's Star Holdings, Inc. pursuant to a Guaranty executed concurrently herewith.

5.

NOTICE. Any notice to Borrower or Lender shall be given by personal delivery or by mailing such notice by overnight mail by recognized national carrier, first class or certified mail, return receipt requested, to Borrower or Lender at the address stated below, or at such other address as may be designated by written notice. Notices by first class or certified mail shall be deemed delivered and received three (3) days after deposit in accordance with this provision in United States mail.

To Borrower at:	4B’s Holdings, Inc.
c/o Bob Wheaton
2501 N. Hayden Road, Suite 103
Scottsdale, AZ 85257

To Lender at:	Robert E. and Suzanne H. Wheaton
4716 E. Valley Vista Lane
Paradise Valley, AZ 85253

6.

PREPAYMENT. Borrower may, at any time, prepay all or any part of the principal of this Note without premium or penalty. Prepayments shall first be applied to any costs, fees, late charges or other charges incurred in connection with the indebtedness evidenced by this Note; next to the payment of accrued interest, then to principal.

7.	MISCELLANEOUS
(a)	Principal and interest due hereunder are payable in lawful money of the United States.
(b)	If a monthly installment is not paid within seven (7) calendar days of its due date, a one hundred dollar ($100.00) late fee will apply.
(c)	The prevailing party in any action to enforce or interpret this Note shall be entitled to reasonable attorney’s fees and costs.
(d)	This Note shall be governed by and construed in accordance with the laws of the State of Arizona. Any action brought under this Note shall be venued in Scottsdale, Arizona.
(e)

Notwithstanding anything to the contrary contained in this Note, it is the intention of Borrower and Lender that the interest charged on this note shall at all times comply with applicable usury laws. If the interest charged hereunder shall at any time be determined by a court of competent jurisdiction to exceed the highest applicable federal or state usury limit, at the Lenders option, the amount of excessive interest shall be credited against the outstanding principal balance of this Note or shall be refunded to Borrower.

(f)

This Note shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Borrower may not assign or transfer any interest hereunder without the prior written consent of Lender which consent shall not be unreasonably withheld.

(g)	No amendment of any provision of this Note (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by both parties.
(h)

Demand for payment, protest, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or shall become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof.

       IN WITNESS WHEREOF, Borrower has duly executed this Note on November 9, 2016.

4B’S HOLDINGS, INC.

By:      /s/ Ron Dowdy

     Ron Dowdy, Secretary

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